UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2006

CLEAR CHOICE FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-120428	33-1080880
(Commission File Number)	(IRS Employer Identification No.)

3231 S. Country Club Way, Suite 102, Tempe, AZ	85282
(Address of Principal Executive Offices)	(Zip Code)

(480) 820-9766

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

(a)           On April 5, 2006, Clear Choice Financial, Inc. (the “Company”) entered into a consulting agreement with DLG Associates, Inc. (the “DLG”) pursuant to which DLG was hired to recruit candidates for the position of Vice President, Mortgage Sales (“VP Sales Agreement”) of the Company. The terms of the VP Sales Agreement provide that DLG will be paid a fee equal to 30% of the total projected annual cash compensation for the Vice President, Mortgage Sales hired by the Company. The fee payable to DLG shall be paid in stock of the Company as follows: (i) 50% on April 5, 2006; (ii) 25% on May 5, 2006; and (iii) the balance of the fee on the candidate’s start date with the Company, or upon termination of the VP Sales Agreement. DLG will also be paid its incurred out-of-pocket travel expenses.

(b)           On April 5, 2006, Clear Choice Financial, Inc. (the “Company”) entered into a consulting agreement with DLG pursuant to which DLG was hired to recruit candidates for the position of Vice President, Mortgage Operations (“VP Operations Agreement”) of the Company. The terms of the VP Operations Agreement provide for the same terms as those included in the VP Sales Agreement.

The foregoing summary is qualified in its entirety by reference to the text of the VP Sales Agreement and VP Operations Agreement, copies of which are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and which are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1.	Consulting Agreement between Clear Choice Financial, Inc. and DLG Associates, Inc. dated April 5, 2006.

99.2.	Consulting Agreement between Clear Choice Financial, Inc. and DLG Associates, Inc. dated April 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHOICE FINANCIAL, INC.
(Registrant)

Date: April 10, 2006	By:	/s/ Darren Dierich
________________________
Darren Dierich
Chief Financial Officer